UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 5, 2014

CIFC CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 624-1200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company’s 2014 Annual Meeting of Stockholders held on June 5, 2014.
Election of Directors

	Shares Voted For	Shares Withheld	Broker Non-Votes
Frederick Arnold	18,072,135	284,032	72,602
Iosif Bakaleynik	17,782,500	573,667	72,602
Ehud Barak	17,781,388	574,779	72,602
Jason Epstein	17,557,056	799,111	72,602
Peter Gleysteen	17,781,039	575,128	72,602
Andrew Intrater	17,583,854	772,383	72,602
Paul F. Lipari	17,583,691	772,476	72,602
Robert B. Machinist	18,195,098	161,069	72,602
Marco Musetti	17,796,232	559,898	72,602
Frank C. Puleo	18,233,153	123,014	72,602

Approval of the Second Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan

Shares Voted For	17,183,313
Shares Voted Against	1,165,585
Abstentions	7,267
Broker Non-Votes	72,604

Advisory (non-binding) vote on the compensation of our named executive officers

Shares Voted For	18,269,605
Shares Voted Against	69,288
Abstentions	17,272
Broker Non-Votes	72,604

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: June 10, 2014	By:	/s/ Robert C. Milton III
	Name:	Robert C. Milton III
	Title:	General Counsel and Secretary